UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2020, Big League Foods, Inc. (“BLF”), a wholly owned subsidiary of Verus International, Inc. (the “Company”) entered into a retail license agreement (“License Agreement”) with the National Hockey League (“NHL”) to produce and sell NHL-themed chocolate, gum, gummies and other confectionary products. Under this License Agreement, BLF has the rights to feature the names, nicknames, slogans, symbols, logos, emblems, insignia, colors, and uniform designs of each of the member teams of the NHL and sell such products throughout the United States territory. The term of the License Agreement is through June 30, 2022 and requires periodic license payments consisting of royalty payments and guaranteed annual minimum payments, as further defined in the License Agreement.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of this document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 19, 2020, the Board of Directors (the “Board”) of Verus International, Inc. (the “Company”) approved the appointment of RBSM, LLP (“RBSM”) as the Company’s independent registered public account firm to audit its consolidated financial statements for the fiscal year ending October 31, 2020, with such appointment effective as of August 19, 2020. RBSM replaces Assurance Dimensions, Inc. (“Assurance Dimensions”) who resigned as the Company’s independent registered public accounting firm effective as of August 19, 2020.

Assurance Dimensions reported on the Company’s consolidated financial statements for the fiscal years ended October 31, 2019 and October 31, 2018 (collectively, the “Assurance Dimensions Reports”) and such Assurance Dimensions Reports did not contain an adverse opinion or disclaimer of opinion, nor were the Assurance Dimensions Reports qualified or modified as to uncertainty, audit scope, or accounting principles, except as modified by the going concern explanatory paragraph.

During the fiscal year ended October 31, 2018, the fiscal year ended October 31, 2019 and the subsequent interim period from November 1, 2019 through August 19, 2020, there were no disagreements with Assurance Dimensions on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Assurance Dimensions, would have caused Assurance Dimensions to make reference to the subject matter of the disagreement in connection with the Assurance Dimensions Reports.

Further, during the Company’s fiscal year ended October 31, 2018, the fiscal year ended October 31, 2019, and the subsequent interim period from November 1, 2019 through August 19, 2020, there were no reportable events (as described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K).

The Company has provided a copy of the foregoing disclosures to Assurance Dimensions and requested Assurance Dimensions to provide the Company with a letter indicating whether or not Assurance Dimensions agrees with such disclosures. A copy of the letter, dated August 19, 2020 is attached hereto as Exhibit 16.1.

During the fiscal year ended October 31, 2018, the fiscal year ended October 31, 2019, and the subsequent interim period from November 1, 2019 through August 19, 2020, the Company did not consult with RBSM regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 8.01. Other Items.

On August 25, 2020, the Company issued a press release announcing the License Agreement with the NHL as well as the appointment of RSBM as the Company’s independent registered public account firm.

The foregoing description of the press release is only a summary and is qualified in its entirety by reference to the complete text of the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of License Agreement

16.1	Letter from Assurance Dimensions, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: August 25, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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